Exhibit 99.1

GREENBRIER BUSINESS CENTER

FINANCIAL STATEMENTS

Six Months Ended June 30, 2021 (unaudited) and

Years Ended December 31, 2020 and 2019

Table of Contents

Report of Independent Auditor	1

Statements of Revenues and Certain Operating Expenses	2

Notes to Statements of Revenues and Certain Operating Expenses	3

Report of Independent Auditor

Board of Directors

Medalist Diversified REIT, Inc.

We have audited the accompanying statements of revenues and certain operating expenses (the “Statements”) of Greenbrier Business Center (the “Property”), as defined in Note 1 of the Statements, for the years ended December 31, 2020 and 2019.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of the Statements, in accordance with accounting principles generally accepted in the United States of America that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the revenues and certain operating expenses of the Property for the years ended December 31, 2020 and 2019 in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Statements were prepared as described in Note 1, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Cherry Bekaert LLP

Richmond, Virginia

October 19, 2021

GREENBRIER BUSINESS CENTER

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

Six Months Ended June 30, 2021 (unaudited) and

Years Ended December 31, 2020 and 2019

	Six months ended June 30,	Year ended December 31,
	2021	2020	2019
	Unaudited
REVENUE
Flex center property revenues	$322,889	$533,655	$560,497
Flex center property tenant reimbursements	54,153	106,337	103,925

Total revenues	377,042	639,992	664,422

CERTAIN OPERATING EXPENSES
Real estate taxes and insurance	40,884	81,864	78,264
Operating and maintenance	28,259	47,508	48,245
Management fee	11,511	18,747	19,121
Bad debt expense	-	40,794	-

Total certain operating expenses	80,654	188,913	145,630

Revenues in excess of certain operating expenses	$296,388	$451,079	$518,792

See accompanying notes to statements of revenues and certain operating expenses.

Notes to Statements of Revenues and Certain Operating Expenses

Note 1.  Basis of Presentation

The accompanying statements of revenues and certain operating expenses (the “Statements”) includes the operations of Greenbrier Business Center (the “Property”).

The Statements have been prepared for the purpose of complying with Rule 8-06 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Statements are not representative of the actual operations for the periods presented, as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such excluded items include certain legal, accounting, maintenance and repair and interest expenses, non-cash expenses such as depreciation, amortization, and amortization of above-market and below-market leases, and interest income. Management has determined that it is appropriate to include bad debt expense in the Statements to reflect the inherent risk of real property ownership and the possibility that bad debt expense could be incurred in the future. Management is not aware of any material factors during the years ended December 31, 2020 or 2019, respectively, that would cause the reported financial information not to be indicative of future operating results.

Note 2.  Nature of Business and Summary of Significant Accounting Policies

Basis of accounting:

The Statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”) as determined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Revenue recognition:

The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset. Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. Tenant recoveries and reimbursable expenses are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Bad debt expense:

For the year ended December 31, 2020, Management recorded $40,794 in bad debt expense related to rent revenues that were recorded during the year ended December 31, 2019 and which were subsequently determined to be uncollectible.

Income taxes:

As a limited liability company, the Property’s taxable income or loss is allocated to its members. Therefore, no provision or liability for income taxes has been included in the financial statement.

Use of estimates:

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain operating expenses during the reporting period to present the Statements in conformity with GAAP. Actual results could differ from those estimates.

 Note 3.  Minimum Future Lease Rentals

There are various lease agreements in place with tenants to lease space in the Property. As of June 30, 2021, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

(Unaudited)
For the remaining six months ending December 31, 2021	$308,457
2022	497,239
2023	254,267
2024	207,500
2025	124,299
Thereafter	53,476
Total future rents	$1,445,238

Note 4.  Tenant Concentrations

As of December 31, 2020 and 2019, respectively, the Property’s occupancy rate was 85.8 percent and 82.2 percent. For the year ended December 31, 2020, four tenants combine to represent approximately 48.7 percent of the Property’s rental revenues. For the year ended December 31, 2019, three tenants combine to represent approximately 43.6 percent of the Property’s rental revenues.

Note 5.  Commitments and Contingencies

The Property is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the ultimate settlement of these actions will not have a material adverse effect on the Property’s results of operations.

Since March 2020, flex center properties such as the Property have been significantly impacted by measures taken by local, state and federal authorities to mitigate the impact of COVID-19, such as mandatory business closures, quarantines, restrictions on travel and “shelter-in-place” or “stay-at-home” orders. While some of these measures have been relaxed by the respective governmental authorities, with the uncertainty resulting from the continued spread of COVID-19, difficulties in vaccinating the public, and its new variants and the possibility of the re-imposition of mandatory business closures, quarantines, restrictions on travel and “shelter-in-place” or “stay-at-home” orders by some governmental authorities, the negative impact on demand for the goods and services of the tenants in the Property could continue to be significant in the coming months.

Note 6.  Subsequent Events

Management has evaluated subsequent events through October 19, 2021, the date the financial statements were available to be issued and there are no subsequent events for disclosure in the accompanying financial statement.

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